U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2007

Radiate Research Inc.
(Exact Name of Registrant as Specified in Charter)

333-131249	Canada
(Commission File Number)	(State or Other Jurisdiction of Incorporation or Organization)

Micah Grinstead, President
300 March Road, Ste 436
Ottawa, ON
K2K 2E2 Canada
(Address of principal executive offices including zip code)

(613) 599-9108
(Registrant’s telephone number, including area code)

Item 8.01 – Other Events

Effective on the 1st of August, 2007 each of the following shareholders returned for cancellation certificates representing the securities set opposite their respective names:

Shareholder	Security	Amount
Bayside Associates Ltd.	Common Stock Series A Warrants Series B Warrants	280,000 80,000 320,000
Manillo Investors Ltd.	Common Stock Series A Warrants Series B Warrants	280,000 80,000 320,000
Castlegate Group Ltd.	Common Stock Series A Warrants Series B Warrants	280,000 80,000 320,000
Kensington Group Ltd.	Common Stock Series A Warrants Series B Warrants	280,000 80,000 320,000
Trufello Associates Ltd.	Common Stock Series A Warrants Series B Warrants	280,000 80,000 320,000

No consideration was paid or received by the security holders in connection with the cancellation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIATE RESEARCH, INC.

Date: October 4, 2007	By: /s/ Micah Grinstead
Micah Grinstead, President